Exhibit 99.1

Cadence Financial Corporation Reports First Quarter Results

STARKVILLE, Miss.--(BUSINESS WIRE)--May 11, 2009--Cadence Financial Corporation (NASDAQ: CADE), a bank holding company whose principal subsidiary is Cadence Bank, N.A., today reported its results for the first quarter ended March 31, 2009. The Company previously issued preliminary results for the first quarter pending a review of goodwill as required by FASB Statement 142 “Goodwill and Other Intangible Assets.” The review was performed by an independent third-party and they concluded that the full value of goodwill should be written off and accounted for as an impairment loss in the first quarter of 2009.

Cadence reported a net loss applicable to common shareholders of $84.5 million, or $7.09 per diluted share, for the first quarter of 2009, compared with net income of $2.8 million, or $0.23 per diluted share, in the first quarter of 2008. The 2009 results include a $66.8 million non-cash charge related to the write-down of goodwill (an intangible asset) as required by FASB Statement 142. The goodwill impairment charge is an accounting adjustment that does not affect current operations, cash flows, liquidity, tangible book capital, regulatory capital, regulatory capital ratios or future operations. “Our goodwill charge was driven primarily by the continued deterioration of the general economy, the related decline in the market value of Cadence’s stock price, and current transaction values being paid for comparable banks in the market,” stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. “After completing our goodwill assessment, we wrote-off the full value of goodwill on our balance sheet.”

“Cadence’s first quarter write-down of goodwill has no effect on our financial condition or our regulatory capital position. The non-cash charge for goodwill does not affect our current financial health and Cadence remains a well-capitalized bank, the highest regulatory rating for banks. In addition, the goodwill charge has no effect on the insurance coverage for deposit accounts or our ability to serve our customers. We continue to be insured to the maximum amount provided by the Federal Deposit Insurance Corporation.”

“Cadence’s first quarter loss was disappointing and reflects the impact of the economy on real estate based loans and the value of goodwill associated with previous acquisitions,” continued Mr. Mallory. “Due to the continued weakness in the economy, the Board of Directors has suspended the cash dividend in order to preserve our capital during these uncertain times. This was a difficult decision for our board; however, we believe this is the right business decision for our Company. We will continue to evaluate our cash dividend program and are committed to resuming dividend payments as soon as our earnings growth will support them.”

First Quarter Results

Net interest income declined 14.9% to $12.4 million in the first quarter of 2009 compared with $14.5 million in the first quarter of 2008. The decline in net interest income was due to a lower net interest margin that declined 50 basis points, partially offset by a 1.3% increase in average earning assets since the first quarter of 2008. Net interest margin was 2.73% for the first quarter of 2009 compared with 3.23% for the first quarter of 2008.

Cadence’s provision for loan losses was $32.8 million in the first quarter of 2009 compared with $3.0 million in the first quarter of 2008. The increase was due to a higher level of charge-offs and a significant increase in the allowance for loan losses. Charge-offs totaled $14.4 million in the first quarter of 2009 and included two real estate development loans totaling approximately $11 million to one borrower. The first quarter provision included an $18.3 million addition to our allowance for loan losses to increase our reserves.

Net interest loss after provision for loan losses was $20.4 million in the first quarter of 2009 compared with net interest income after provision for loan losses of $11.5 million in the first quarter of 2008.

At the end of the first quarter, the allowance for loan losses was $39.1 million, or 3.0% of total loans, compared with $15.0 million, or 1.1% of total loans, in the first quarter of 2008. The allowance totaled 88.5% of non-performing loans at the end of the first quarter of 2009. Gross loans totaled $1.29 billion at March 31, 2009, compared with $1.36 billion at March 31, 2008.

“We increased our allowance for loan losses to strengthen our coverage of non-performing loans,” stated Mr. Mallory. “Approximately 75% of Cadence’s loans are real estate based and this market remains under intense pressure from the economy. The majority of the increase in non-performing loans was due to real-estate loans in the residential construction and development sectors.

“We continue to focus on reducing our exposure to construction loans that carry a higher risk in this economy. We have implemented measures to reduce our construction loan portfolio and we believe these measures will help reduce our exposure in this sector until the economy improves and begins to absorb excess inventory,” concluded Mr. Mallory.

Non-interest income was down 3.3% to $5.8 million in the first quarter of 2009 compared with $6.0 million in the first quarter of 2008. The decrease in non-interest income in the latest quarter was due to lower service charge fees, trust department income, mortgage loan fee income, insurance and commission income and a lower gain on the sale of securities compared with the 2008 period.

Non-interest expenses increased to $81.5 million in the first quarter of 2009 and included a $66.8 million write-down in goodwill. The goodwill charge was equal to $5.61 per diluted share for the first quarter of 2009. In addition, 2009 non-interest expenses increased due to higher costs related to FDIC insurance costs and expenses related to other real estate owned (OREO). FDIC insurance costs increased from $64,000 in the first quarter of 2008 to $915,000 in the first quarter of 2009. OREO related costs increased to $562,000 in the first quarter of 2009 compared to $157,000 in the same quarter of the prior year. Salary expense was down 0.8% to $7.9 million and premises expenses were down 0.9% to $2.0 million compared with the first quarter of 2008. The decreases in salary and premises costs are attributable to Cadence’s continued focus on cost controls.

Cadence’s pre-tax loss for the first quarter of 2009 was $96.1 million compared with pre-tax income of $3.7 million in the first quarter of 2008.

Net loss for the first quarter of 2009 was $84.2 million. Net loss applicable to common shareholders was $84.5 million, or $7.09 per diluted share. This compares with net income of $2.8 million, or $0.23 per diluted share, in the first quarter of 2008.

Cadence sold $44 million in senior preferred shares to the U.S. Treasury in mid-January 2009. The preferred shares pay a cumulative annual dividend rate of 5% for the first five years. Cadence’s first quarter 2009 loss applicable to common shareholders includes $322,000 related to the preferred dividend and accretion of the discount recorded in relation to the preferred stock.

About Cadence Financial Corporation

Cadence Financial Corporation is a $2.1 billion bank holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
MARCH 31,

($ in thousands, except share data)

	2009	2008
ASSETS:

Cash and Due From Banks	$26,212	$43,869
Interest Bearing Deposits Due From Banks	48,160	10,216
Total Cash and Due From Banks	74,372	54,085

Securities:
Securities Available-for-Sale	582,023	419,054
Securities Held-to-Maturity	18,556	20,557
Total Securities	600,579	439,611

Federal Funds Sold and
Securities Purchased Under Agreements To Resell	22,730	2,356

Other Earning Assets	19,259	18,493

Loans	1,293,019	1,363,800
Less: Allowance for Loan Losses	(39,058)	(15,022)
Net Loans	1,253,961	1,348,778

Premises and Equipment, Net	32,934	35,301
Interest Receivable	9,228	11,323
Other Real Estate Owned	19,208	13,746
Goodwill and Other Intangibles	1,821	69,462
Other Assets	40,834	16,695
Total Assets	$2,074,926	$2,009,850

LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits	$173,797	$181,776
Interest-Bearing Deposits	1,428,235	1,214,763
Total Deposits	1,602,032	1,396,539
Interest Payable	2,254	3,335
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	88,806	109,037
Federal Home Loan Bank Borrowings	190,048	260,714
Subordinated Debentures	30,928	30,928
Other Liabilities	14,785	12,140
Total Liabilities	1,928,853	1,812,693

SHAREHOLDERS' EQUITY:

Preferred Stock - $10 Par Value, Authorized 10,000,000 shares, Issued - 44,000 Shares at March 31, 2009	41,791	-
Common Stock - $1 Par Value, Authorized 50,000,000 shares, Issued - 11,914,814 Shares at March 31, 2009 and 11,904,132 Shares at March 31, 2008	11,915	11,904
Surplus and Undivided Profits	90,696	183,552
Accumulated Other Comprehensive Income	1,671	1,701
Total Shareholders' Equity	146,073	197,157
Total Liabilities and Shareholders' Equity	$2,074,926	$2,009,850

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except share and per share data)

	FOR THE THREE MONTHS
	ENDED MARCH 31
	2009	2008
INTEREST INCOME:

Interest and Fees on Loans	$16,566	$23,045
Interest and Dividends on Investment
Securities	5,058	5,440
Other Interest Income	82	124
Total Interest Income	21,706	28,609

INTEREST EXPENSE:

Interest on Deposits	7,159	10,665
Interest on Borrowed Funds	2,194	3,425
Total Interest Expense	9,353	14,090
Net Interest Income	12,353	14,519
Provision for Loan Losses	32,761	3,000
Net Interest Income After Provision for Loan Losses	(20,408)	11,519

OTHER INCOME:

Service Charges on Deposit Accounts	2,005	2,137
Trust Department Income	466	564
Insurance Commission and Fee Income	1,306	1,379
Mortgage Loan Fee Income	210	360
Other Non-Interest Income	1,757	1,360
Gains (Losses) on Securities - Net	63	203
Total Other Income	5,807	6,003

OTHER EXPENSE:

Salaries and Employee Benefits	7,900	7,967
Net Premises and Fixed Asset Expense	1,979	1,996
Impairment Loss on Goodwill	66,846	-
Other Operating Expense	4,818	3,868
Total Other Expense	81,543	13,831

Income (Loss) Before Income Taxes	(96,144)	3,691
Applicable Income Tax Expense (Benefit)	(11,983)	930
Net Income (Loss)	(84,161)	2,761

Preferred Stock Dividend and Accretion of Discount	322	-

Net Income (Loss) Applicable to Common
Shareholders	$(84,483)	$2,761

Net Income (Loss) Per Share - Basic and Diluted	$(7.06)	$0.23

Net Income (Loss) Applicable to Common Shareholders Per Share - Basic and Diluted	$(7.09)	$0.23

Average Weighted Common Shares:
Basic	11,914,814	11,903,110
Diluted	11,916,814	11,918,343

CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)

FOR THE THREE MONTHS ENDED MARCH 31:	2009	2008

Net Income (Loss) Applicable to Common Shareholders	$(84,483)	$2,761
Basic and Diluted Net Income (Loss) Per Common Share	(7.09)	0.23
Cash Dividends Per Common Share	0.05	0.25

ANNUALIZED RETURNS
Return on Average Assets	-16.7%	0.6%
Return on Average Equity	-203.8%	5.6%

SELECTED BALANCES AT MARCH 31:	2009	2008

Total Assets	$2,074,926	$2,009,850
Deposits and Securities Sold Under Agreements to Repurchase	1,640,838	1,441,176
Loans	1,293,019	1,363,800
Total Securities	600,579	439,611
Shareholders' Equity	146,073	197,157
Closing Market Price Per Common Share	4.42	16.23
Book Value Per Common Share	8.75	16.56
Tangible Equity	144,252	127,695
Tangible Book Value Per Common Share	8.60	10.73

CADENCE FINANCIAL CORPORATION

($ in thousands)

	3/31/09		12/31/08	3/31/08
LOAN BALANCES BY TYPE:
Commercial and Industrial	$205,262		$219,236	$232,951
Personal	31,542		30,921	34,121
Real Estate:
Construction	156,525		179,381	275,049
Commercial Real Estate	657,774		670,595	597,140
Real Estate Secured by Residential Properties	128,796		130,060	129,729
Mortgage	28,387		29,702	33,835
Total Real Estate	971,482		1,009,738	1,035,753
Other	84,733		68,434	60,975
Total	$1,293,019		$1,328,329	$1,363,800

ASSET QUALITY DATA:
Nonaccrual Loans	$38,359		$28,173	$10,554
Loans 90+ Days Past Due	5,791		3,469	3,114
Total Non-Performing Loans	44,150		31,642	13,668
Other Real Estate Owned	19,208		18,691	13,746
Total Non-Performing Assets	$63,358		$50,333	$27,414

Non-Performing Loans to Total Loans	3.4%		2.4%	1.0%
Non-Performing Assets to Total Loans and OREO	4.8%		3.7%	2.0%
Allowance for Loan Losses to Non-Performing Loans	88.5%		65.5%	109.9%
Allowance for Loan Losses to Total Loans	3.0%		1.6%	1.1%
Classified Assets to Capital	94.5%	*	54.5%	29.3%
Classified Loans to Capital	81.2%	*	44.4%	21.8%
Classified Loans to Total Loans	9.2%		6.2%	3.2%
Loans 30+ Days Past Due to Total Loans	3.2%		2.8%	1.7%
(loans not included in non-performing loans)
YTD Net Charge-offs to Average Loans YTD	1.1%		1.7%	0.2%

NET CHARGE-OFFS FOR QUARTER	$14,434		$8,012	$2,904

INTANGIBLE ASSET AMORTIZATION FOR QUARTER	$182		$187	$277

*Includes the effect of write-off of goodwill in the first quarter 2009. Without the goodwill impairment charge, the ratio of classified assets to capital was 64.8% and classified loans to capital was 55.7%.

CADENCE FINANCIAL CORPORATION
LOANS AND DEPOSITS BY STATE/REGION

AS OF MARCH 31, 2009:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	28%	10%	6%	25%	17%	11%	3%	100%

DEPOSITS	62%	9%	2%	12%	5%	8%	2%	100%

AS OF MARCH 31, 2008:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	30%	9%	6%	28%	13%	11%	3%	100%

DEPOSITS	62%	11%	1%	12%	5%	6%	3%	100%

REAL ESTATE LOAN BALANCES BY STATE/REGION - LINKED QUARTERS ($ in thousands)

		3/31/09			12/31/08
		Balance	% of Total		Balance	% of Total
Mississippi		$221,187	23%		$227,729	23%
Tuscaloosa		100,351	10%		101,377	10%
Birmingham		71,561	7%		71,320	7%
Memphis		206,343	21%		216,133	22%
Middle Tennessee		181,744	19%		194,998	19%
Florida		127,387	13%		133,775	13%
Georgia		29,297	3%		30,748	3%
Administration		33,612	4%		33,658	3%
Total		$971,482	100%		$1,009,738	100%

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

($ in thousands)

	Average Balance
	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
	3/31/09	3/31/08	12/31/08	12/31/08
EARNING ASSETS:
Net loans	$1,313,743	$1,347,147	$1,345,063	$1,350,870
Federal funds sold and other interest-bearing assets	51,155	18,316	13,133	21,581
Securities:
Taxable	362,826	333,090	330,069	326,097
Tax-exempt	104,967	110,766	106,731	110,691
Totals	1,832,691	1,809,319	1,794,996	1,809,239

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	1,340,621	1,237,965	1,238,225	1,238,156
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	317,254	366,808	359,782	370,358
Totals	1,657,875	1,604,773	1,598,007	1,608,514

Net amounts	$174,816	$204,546	$196,989	$200,725

	Interest For
	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
	3/31/09	3/31/08	12/31/08	12/31/08
EARNING ASSETS:
Net loans	$16,566	$23,045	$18,438	$81,533
Federal funds sold and other interest-bearing assets	82	124	65	492
Securities:
Taxable	4,038	4,290	4,055	16,296
Tax-exempt	1,020	1,150	1,061	4,536
Totals	21,706	28,609	23,619	102,857

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	7,159	10,665	7,591	35,682
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	2,194	3,425	2,601	11,648
Totals	9,353	14,090	10,192	47,330

Net amounts	$12,353	$14,519	$13,427	$55,527

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

($ in thousands)

	Yields Earned
	And Rates Paid (%)
	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
	3/31/09	3/31/08	12/31/08	12/31/08
EARNING ASSETS:
Net loans	5.13	6.88	5.45	6.04
Federal funds sold and other interest-bearing assets	0.65	2.72	1.97	2.28
Securities:
Taxable	4.51	5.18	4.89	5.00
Tax-exempt	3.94	4.18	3.95	4.10
Totals	4.80	6.36	5.23	5.69

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	2.17	3.46	2.44	2.88
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	2.80	3.76	2.88	3.15
Totals	2.29	3.53	2.54	2.94

Net margin	2.73	3.23	2.98	3.07

Note: Yields on a tax equivalent basis would be:
Tax-exempt securities	6.08	6.43	6.08	6.31
Total earning assets	4.92	6.50	5.42	5.82
Net margin	2.86	3.37	3.10	3.20

Tax equivalent income (in thousands)	$ 549	$ 619	$ 571	$ 2,443

CONTACT:
Cadence Financial Corporation
Richard T. Haston, 662-324-4258